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                                  PRESS RELEASE

CONTACT: Eric Andrus
         1-877-496-6704

                       ADELPHIA AND SUBSIDIARIES COMMENCE
                                CHAPTER 11 CASES
                      TO FACILITATE FINANCIAL RESTRUCTURING

             Lenders Agree to Provide $1.5 Billion in DIP Financing

 Company Will Continue its Operations, Providing Uninterrupted Cable Service to
                Customers and Continuing Digital Upgrade Efforts

COUDERSPORT, Pa., June 25, 2002 - Adelphia Communications Corporation (OTC:
ADELA) announced today that the Company and more than 200 of its subsidiaries have filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Southern District of New York.

Operations to Continue with No Interruption in Service

Adelphia will continue to conduct its business, supplying cable entertainment and other services to its customers in more than 3,500 communities across the nation. The Company expects that all post-petition obligations to local franchise authorities, vendors, employees and others will be satisfied in the normal course of business.

Adelphia Chairman and interim Chief Executive Officer Erland E. Kailbourne said, "This action was taken to stabilize Adelphia's financial foundation and to continue quality service to our customers. After many weeks of hard work and careful consideration of all the strategic alternatives available, we determined that the restructuring of our debt through the Chapter 11 process is the optimal solution for helping Adelphia thoroughly resolve all the issues facing the Company. Entering into these proceedings will enable us to fully evaluate our enterprise without the immediate pressure to sell valuable assets that may well benefit the Company in the future. Moreover, this process will enable us to emerge with a new capital structure, and position us to maintain the fundamental strengths of this Company."

Lenders to Provide $1.5 Billion in DIP Financing; Cable Upgrades to Continue

The Company also announced that it has entered into a $1.5 billion debtor in possession (DIP) facility. The Company's ability to obtain borrowings under such facility is subject to satisfaction of customary conditions in favor of the lenders and receipt of court

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approval and certain third party consents. A hearing to approve a portion of the facility has been scheduled for Friday, June 28, 2002. The DIP facility is being led by JPMorgan Chase Bank and Citigroup USA, Inc.

Upon approval, this facility will be available to fund Adelphia's continued ability to operate and provide quality cable entertainment throughout this process. In addition, this financing will provide the capital necessary to continue the Company's build out and upgrade efforts in order to offer digital cable, high-speed data and other enhanced services to its customers.

Employees to Continue to Receive Wages and Benefits

Mr. Kailbourne emphasized that employees will continue to be paid their wages and health and welfare benefits, subject to court approval. The Company's businesses will continue operations, and local franchise authorities, programming suppliers and other vendors will continue to be paid in the normal course of business.

He added that Adelphia intends to restructure its balance sheet in order to reduce the burden of the Company's debts, thereby improving Adelphia's leverage and liquidity position.

Background on Chapter 11

Chapter 11 of the U.S. Bankruptcy Code allows a company to continue operating its business and managing its assets in the ordinary course of business. Congress enacted Chapter 11 to encourage and enable a debtor business to continue to operate as a going concern, to preserve jobs and to maximize the recovery of all its stakeholders.

The Company is represented in its Chapter 11 cases by Willkie Farr & Gallagher.

About Adelphia

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates,

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and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. These risks and uncertainties also include matters arising out of the Company's delay in filing with the Securities and Exchange Commission its Form 10-K for the year ended December 31, 2001 and its Form 10-Q for the quarter ended March 31, 2002, liquidity short falls arising out of defaults under loan agreements and indentures, the announced delisting of the Company's common stock by Nasdaq, pending derivative and class action lawsuits, and matters arising out of the pending internal investigation by the Special Committee of the Board of Directors of the Company. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.

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